Exhibit 99.1

Consolidated Financial Statements

Southern Light, LLC and Affiliate

Years Ended December 31, 2016 and 2015

Southern Light, LLC and Affiliate

Table of contents

Report of Independent Certified Public Accountants1

Financial statements:

Consolidated balance sheets3

Consolidated statements of comprehensive income4

Consolidated statements of changes in member’s equity5

Consolidated statements of cash flows6

Notes to consolidated financial statements7

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Grant Thornton LLP

4140 ParkLane Ave., Suite 130

Raleigh, NC 27612

T 919-881-2700

F 919-881-2795

www.GrantThornton.com

Members of

Southern Light, LLC and Affiliate:

We have audited the accompanying consolidated financial statements of Southern Light, LLC and Affiliate (the “Company”), which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of comprehensive income, changes in member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles  generally  accepted  in  the  United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Light, LLC and Affiliate as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Raleigh, North Carolina March 18, 2017

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

Southern Light, LLC and Affiliate

Consolidated balance sheets

December 31	2016	2015
Assets	$	$
Current assets
Cash	73,087	-
Accounts receivable, net of allowance of $320,378 and $1,116,740,
respectively	16,090,146	10,396,889
Other current assets	1,030,763	1,109,499
Total current assets	17,193,996	11,506,388
Total property and equipment, net	186,765,418	152,379,772
Other Assets
Prepaid leases	1,707,155	1,637,349
Deferred loan fees	1,035,553	1,243,690
Inventory	5,564,085	3,114,519
Security deposits and other assets	1,480,829	683,656
Total other assets	9,787,622	6,679,214
Total assets	213,747,036	170,565,374
Liabilities & member's equity
Current liabilities
Accounts payable	10,517,545	7,708,762
Accrued expenses and other liabilities	3,272,933	2,767,719
Unearned revenue	5,149,680	2,780,885
Current maturities of long term debt	94,750	-
Current maturities of capital leases	909,147	774,757
Total current liabilities	19,944,055	14,032,123
Long-term liabilities Unearned revenue	26,178,029	15,279,484
Long term debt	89,756,813	75,140,893
Long term capital lease obligations	1,859,238	1,551,478
Obligation under interest rate swaps	-	147,477
Total long-term liabilities	117,794,080	92,119,332
Commitments and contingencies
Member's equity Member's equity	75,547,174	64,561,396
Accumulated other comprehensive income (loss)	461,727	(147,477)
Total member's equity	76,008,901	64,413,919
Total liabilities & member's equity	213,747,036	170,565,374

The accompanying notes are an integral part of these financial statements.

Southern Light, LLC and Affiliate

Consolidated statements of comprehensive income

December 31	2016	2015
	$	$
Revenues	84,251,308	75,456,847
Operating costs and expenses
Operating costs (excluding depreciation and amortization)	21,216,082	21,019,990
Selling, general and administrative	21,793,827	18,612,678
Depreciation and amortization expense	23,640,918	20,712,031
Total operating costs and expenses	66,650,827	60,344,699
Operating income	17,600,481	15,112,148
Non-operating income and expenses
Interest expense (net)	(3,370,246)	(3,372,255)
Other income (net)	535,593	497,604
Total non-operating expenses	(2,834,653)	(2,874,651)
Net income	14,765,828	12,237,497
Other comprehensive income
Increase in fair value of interest rate swap	609,204	304,395
Comprehensive income	15,375,032	12,541,892

The accompanying notes are an integral part of these financial statements.

Southern Light, LLC and Affiliate

Consolidated statements of changes in member’s equity

	Member's equity	Accumulated other comprehensive income (loss)	Total member's equity
	$	$	$
Balance, January 1, 2015	54,509,869	(451,872)	54,057,997
Net income	12,237,497	-	12,237,497
Other comprehensive income:
Increase in fair value of interest rate swap	-	304,395	304,395
Distributions to member	(2,185,970)	-	(2,185,970)
Balance, December 31, 2015	64,561,396	(147,477)	64,413,919
Net income	14,765,828	-	14,765,828
Other comprehensive income:			-
Increase in fair value of interest rate swap	-	609,204	609,204
Distributions to member	(3,780,050)	-	(3,780,050)
Balance, December 31, 2016	75,547,174	461,727	76,008,901

The accompanying notes are an integral part of these financial statements.

Southern Light, LLC and Affiliate

Consolidated statements of cash flows

	2016	2015
	$	$
Cash flows from operating activities
Net income	14,765,828	12,237,497
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization expense	23,640,918	20,712,031
(Gain) loss on disposals and asset sales	236,371	(9,779)
Amortization of deferred loan fees	216,380	172,683
Amortization of unearned revenue	(3,774,973)	(2,669,380)
Additions of unearned revenue	17,042,313	9,669,888
Provision for allowance for doubtful accounts	37,764	133,000
Change in assets and liabilities:
Accounts receivable	(5,731,021)	(2,912,467)
Other assets	(2,640,993)	(561,821)
Accounts payable	778,933	(1,153,801)
Accrued expenses and other liabilities	505,214	448,542
Net cash provided by operating activities	45,076,734	36,066,393
Cash flows from investing activities
Capital expenditures	(56,770,677)	(41,199,203)
Prepaid IRU additions	(323,000)	(323,000)
Purchases of security deposits	(104,605)	(34,310)
Repayments of security deposits	69,919	24,800
Proceeds from sale or disposals of assets	118,579	199,623
Net cash used in investing activities	(57,009,784)	(41,332,090)
Cash flows from financing activities
Proceeds from long term debt	1,895,000	-
Net activity - revolver loan	12,859,107	75,140,893
Payments on long term debt	(43,437)	(68,600,000)
Deferred loan fees	(22,690)	(1,450,972)
Payments on capital leases	(931,645)	(811,964)
Member distributions	(3,780,050)	(2,185,970)
Book overdrafts	2,029,852	2,181,466
Net cash provided by financing activities	12,006,137	4,273,453
Net increase (decrease) in cash	73,087	(992,244)
Cash at beginning of the year	-	992,244
Cash at end of the year	73,087	-

Supplemental disclosures of cash flow information

Non-cash purchases of property and equipment through capital leasing of $1,373,793 and $1,653,640 in 2016 and 2015, respectively

Cash paid for interest of $3,079,926 and $3,261,105 in 2016 and 2015, respectively

The accompanying notes are an integral part of these financial statements.

Southern Light, LLC and Affiliate

Notes to consolidated financial statements

1	Nature of Operations

The Company, a wholly owned subsidiary of SLF Holdings, LLC, was organized July 10, 1998 under the laws of the State of Alabama as a limited liability company for the purposes of delivering high bandwidth connectivity  and colocation services for its communications intensive customers. The Company’s operations to date consist of providing large bandwidth communications solutions to customers in the southeastern United States. The Company constructs, operates, and maintains its own fiber optic infrastructure for the provision of transport services to carrier, government and enterprise customers across the region.

The Company has been certified as a competitive local exchange (CLEC) and interexchange carrier in Alabama,  an alternative local exchange (ALEC) and an alternative access vendor (AAV) in Florida, and as a CLEC in Louisiana, Mississippi and Georgia. In this capacity, the Company can purchase and install the  necessary switching and transmitting equipment to provide interactive voice and data communication services.

2	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include all of the Company’s accounts and Southern Longleaf Pine, LLC (SLLP) in which it has a controlling interest and is required to be consolidated in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP). All significant intercompany accounts and transactions have been eliminated in consolidation.

To determine whether the Company is the primary beneficiary of a variable interest entity and therefore required to consolidate, a qualitative approach is applied to determine whether the Company has a controlling financial interest. A controlling financial interest exists if the Company has both the power to direct the economically significant activities of the entity and the obligation to absorb losses of, or the right to receive benefits from, the entity that could potentially be significant to the entity.

Management Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on deposit with banks. The Company’s cash balances held at financial institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. From time to time the Company has amounts that exceed the FDIC limit.

Book overdrafts occur when checks have been issued but have not been presented to the Company’s controlled disbursement bank accounts for payment. Disbursement bank accounts allow the Company to delay funding of issued checks until the checks are presented for payment. Until the issued checks are presented for payment, the book overdrafts are included in accounts payable on the consolidated balance sheet. This activity is included in  the financing activities section of the Company’s consolidated statements of cash flows.

Accounts Receivable / Allowance for Doubtful Accounts

The Company reports trade receivables net of an allowance for doubtful accounts and generally does not charge interest on its accounts receivable. Management determines the allowance for doubtful accounts based on historical losses and current economic conditions. On a continuing basis management analyzes delinquent receivables; once the receivables are determined to be uncollectible using a combination of contractual terms and historical data, they are written off through a charge against an existing allowance account.

Southern Light, LLC and Affiliate

Other Current Assets

Other current assets are comprised of prepaid expenses, prepaid service contracts, and prepaid insurance. At December 31, 2016 and 2015, prepaid expenses were $479,685 and $465,582, respectively.

Inventory

Inventory is carried at a weighted average cost and consists of materials to be used in construction of additions to the fiber optic network and elements of the fiber optic network.

Property and Equipment

The fiber optic transmission network and related equipment are recorded at cost. Employee-related costs that are associated with network construction and service installations are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income or expense for the period. The cost of maintenance and repairs is charged to expense as incurred. Depreciation is generally computed using the straight-line method. Estimated useful lives are as follows: fiber optic network, 5-20 years; wireless network, 5 years; office furniture and equipment, 5-7 years; and telecommunication equipment, 5 years.

Deferred Financing Costs

The Company capitalizes costs associated with the issuance of debt and amortizes these costs as additional  interest expense over the lives of the debt instruments using the straight line method. The Company has determined that the difference between the effective interest method and straight line method is immaterial to the financial statements. These costs are recorded as deferred loan fees within other assets in the accompanying consolidated balance sheets with amortization recorded within interest expense, net in the accompanying consolidated statements of comprehensive income.

Asset Retirement Obligations

In association with tower space leases, the Company has an obligation to remove its equipment at the conclusion of the lease terms. A liability for the cost of future removal has not been recorded on the consolidated balance sheets, as the projected cost is deemed immaterial to the current consolidated financial statements.

Derivatives

The Company uses derivatives to manage risks related to interest rate movements. Interest rate swap contracts designated and qualifying as cash flow hedges are reported at fair value. The gain or loss on the effective portion of the hedge is included as a component of other comprehensive income. The Company documents its risk management strategy and hedge effectiveness at the inception of and during the term of each hedge. The Company’s interest rate risk management strategy is to stabilize cash flow requirements by maintaining interest rate swap contracts to convert variable-rate debt to a fixed rate.

Recognition of Revenue

The Company offers private line services (fixed amounts of capacity on fiber optic transmission lines that use optronics equipment installed by the Company) and long-term service contracts for dark fiber (fiber optic transmission lines utilized without optronics equipment installed by the Company) at fixed cost pricing over multi-year terms. Revenues from these services are recognized ratably over the term of the applicable service period or service contracts with customers, which range from 1 to 20 years. Monthly revenue under recurring agreements related to colocation, internet access, network services and managed services is recognized over the period that service is provided. Installation income is deferred and amortized over the life of its related monthly contract.

Southern Light, LLC and Affiliate

Advertising

The Company expenses advertising costs as incurred. Advertising expense amounted to $352,907 and $296,340 for the years ended December 31, 2016 and 2015, respectively.

Patronage Income

The Company receives patronage income from one of its long term debt providers which is paid partially in cash and partially in equity in the lender. Total patronage income was $670,317 and $491,021 in 2016 and 2015, respectively, and is included in other income. Investment balances are reported using the cost method and are included in security deposits and other assets on the consolidated balance sheets in the amounts of $634,004   and

$466,424 in 2016 and 2015, respectively.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. There is a three-tier fair value hierarchy that distinguishes between assumptions based on market data (observable inputs) and the Company’s assumptions (unobservable inputs). Fair value measurements are classified under the following hierarchy:

•	Level 1: Quoted prices in active markets for identical assets or liabilities.
•	Level 2: Pricing inputs other than level 1 which are either directly or indirectly observable.
•	Level 3: Unobservable pricing inputs developed using the Company’s estimates and assumptions, which reflect those that market participants would use in pricing an asset or liability.

The determination of where an asset or liability falls in the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each reporting period and, based on various factors, it is possible that an asset or liability may be classified differently from period to period. However, the Company expects that changes in classifications between different levels will be rare.

Limited Liability Company / Income Taxes

The Company has elected to be treated as a partnership for federal and state income tax purposes. Accordingly,  no income tax expense has been recorded in these financial statements. All income or losses will be reported on the individual member’s income tax returns.

With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations  by tax authorities for years before 2012.

As a limited liability company, each member’s liability is limited to amounts reflected in their respective member’s capital account, notwithstanding any personal guarantees.

Presentation of Certain Taxes

The Company collects various taxes from customers and remits these amounts to applicable taxing authorities. The Company’s accounting policy is to exclude these taxes from revenues and cost of sales.

Southern Light, LLC and Affiliate

Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts  with Customers, as subsequently amended, as part of its ongoing efforts to assist in the convergence of U.S. GAAP and International Financial Reporting Standards, the FASB issued a new standard related to revenue recognition. Under the new standard, recognition of revenue occurs when a customer obtains control  of promised goods or services in an amount that reflects the consideration to which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The new standard will be effective for annual reporting periods beginning after December 15, 2018. The Company is currently evaluating the impact this standard will have on its financial statements.

In February 2016, the FASB issued ASU 2016-02 regarding ASC Topic 842, “Leases,” which amends various aspects of existing lease guidance for leases. ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. The main difference between GAAP and the amended standard is the recognition of lease assets and lease liabilities by lessees on the balance sheet for those leases classified as operating leases under previous GAAP. As a result, the Company will have to recognize a liability representing its lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term on the balance sheet. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact this standard will have on its financial statements.

Date of Management’s Review

Management has evaluated all  events  or  transactions  that  occurred  after  December  31,  2016  through  March 18, 2017, the date which the consolidated financial statements were available to be issued.

3	Member’s Equity as Defined by the Operating Agreement

Member’s equity is comprised of two available classes: members, and holders of financial rights. Members and holders of financial rights have the same rights upon sale or dissolution of the limited liability company, namely, to share in the distribution of net assets in proportion to the balances in their capital accounts; however, holders of financial rights have no governance rights in the Company.

No member or holder of financial rights may sell, assign, transfer, mortgage, or pledge his interest in the limited liability company without the prior written consent of all members.  As of December 31, 2016 and 2015,  members held $75,547,174 and $64,561,396, respectively, of equity in Southern Light, LLC, and there were no holders of financial rights in the Company.

4	Fair Value of Financial Instruments

The Company has certain financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 2016, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Southern Light, LLC and Affiliate

The following table represents the Company’s fair value hierarchy for its financial instruments (asset/liability under interest rate swaps) measured at fair value on a recurring basis as of December 31, 2016 and 2015. The interest rate swaps are valued using models which are primarily based on market observable inputs including interest rate curves.

December 31, 2016Level 1Level 2Level 3

Total carrying

amount

$$$$

Derivative instruments

Interest rate swaps asset*-461,727-461,727

December 31, 2015Level 1Level 2Level 3

Total carrying

amount

$$$$

Derivative instruments

Interest rate swaps liability-147,477-147,477

* Included in security deposits and other assets on the consolidated balance sheets

5Property and Equipment The Company’s property and equipment consists of the following:
December 31	2016	2015
Fiber optic transmission network	$ 211,237,179	$ 167,440,773
Telecommunications equipment	64,462,775	59,513,380
NOC/Colocation facilities	8,457,459	7,578,990
Software	3,983,345	3,015,889
Buildings	1,068,678	308,147
Trucks and trailers	4,133,015	2,825,542
Land	564,071	185,071
Other furniture & equipment	6,958,121	5,991,131
	300,864,643	246,858,923
Less: accumulated depreciation and amortization	(114,099,225)	(94,479,151)
Total property and equipment, net	186,765,418	152,379,772

Employee-related costs of $8,780,097 and $7,357,116 were capitalized in 2016 and 2015, respectively. No interest was capitalized during the years ended December 31, 2016 and 2015.

6	Long Term Debt

The Company had a credit agreement, with a financial institution, which provided the Company with a Term  Loan Facility, two Incremental Term Loan Facilities and a Revolver Loan Facility. The Term Loan Facility dated July 27, 2011 provided for $30,000,000 of senior secured debt with five year amortizing term loans and was amended on April 19, 2013 to provide for a $20,000,000 Incremental Term Loan Facility and  again  on  December 23, 2014 to provide for an additional $20,000,000 Incremental Term Loan Facility. The Term Loans under each facility amortized at 0.25% per quarter (for an aggregate of 1.00% per year). All unpaid balances were to be due at maturity, September 30, 2016.

Southern Light, LLC and Affiliate

On December 22, 2015, the Company paid $68,600,000 in order to satisfy the term loan and the Company’s  credit agreement was amended and restated as a Revolver Loan Facility and a Multi-Draw Term Loan Facility. These loans have been secured by substantially all assets of the Company. The amended and restated Revolver Loan Facility dated as of December 22, 2015 provides for a maximum of $130,000,000 of senior  secured revolving debt, which includes a $10,000,000 Swingline subfacility and a $5,000,000 sublimit for the issuance of Letters of Credit. Any loans under the $20,000,000 Multi-Draw Term Loan Facility will be available from the closing date, December 22, 2015, through December 22, 2018. There were no amounts outstanding under the Multi-Draw Term Loan Facility during 2015 or 2016. All outstanding balances under either facility mature at December 22, 2022, with no required principal payment prior to maturity.

As of December 31, 2016 and 2015, the balances outstanding on the Revolver Loan Facility were $88,000,000 and

$75,140,893. The balances outstanding on the Multi-Draw Term Loan Facility were $0 at December 31, 3016 and 2015. The Company had a total of $62,000,000 and $74,859,107 of availability under the Revolver Loan Facility and the Multi-Draw Term Loan Facility as of December 31, 2016 and 2015, respectively.

Amounts borrowed under these agreements bear interest at the Company’s option of either a defined Base Rate plus a margin or LIBOR plus a margin. At December 31, 2016, the interest rates on the Revolver Loan Facility ranged from 3.04% to 5.38%. At December 31, 2015, the interest rates on the Revolver Loan Facility ranged  from 3.04% to 5.13%.

The provisions of the loan and security agreement contain various affirmative, negative, financial and reporting covenants. The Company was in compliance with all loan covenants for all years.

During 2016, the Company’s consolidated variable interest entity, SLLP, entered into two five year Term Loans with a financial institution for the purpose of purchasing commercial property to lease to the Company. The  loans, for $950,000 and $945,000, carrying a variable interest rate based on one month LIBOR, were dated      June 24, 2016  and  July  15,  2016,  respectively,  and  are  fully  guaranteed  by  the  Company.   As   of December 31, 2016, balances outstanding on each of the loans were $926,250 and $925,313. Unpaid principal balances outstanding for both Term Loans are due at maturity.

Maturities of the SLLP Term Loans as of December 31, 2016 and for each of the remaining five years and thereafter are as follows:

Amount

Year ending December 31:	$
2017	94,750
2018	94,750
2019	94,750
2020	94,750
2021	1,472,563
Thereafter	-
Total	1,851,563

Southern Light, LLC and Affiliate

7	Derivative Financial Instruments

As disclosed in Note 6, loan facilities bear interest at a variable rate. To minimize the effect of interest rate changes, the Company had several contracts in place during 2016 and 2015:

Notional amount	Start date	Maturity date	Fixed rate	Underlying
$18,000,000	12/20/2012	7/20/2016	2.0100%	1 Month LIBOR
$6,000,000	12/26/2012	7/27/2015	1.6150%	1 Month LIBOR
$2,000,000	4/22/2016	4/22/2021	1.1900%	1 Month LIBOR
$18,000,000	7/20/2016	7/20/2021	1.2500%	1 Month LIBOR

These agreements effectively changed the interest rate on notional amounts listed above of the loan facilities from a variable rate to a fixed rate. At December 31, 2016, the effective rate for $20,000,000 of the Revolver Loan Facility was fixed at 3.869%. At December 31, 2015, the effective rate for $18,000,000 of the Revolver Loan Facility was fixed at 4.635%. All effective rates listed above in this paragraph include the fixed rates from the notional amounts listed in the table above plus the applicable margin for LIBOR rate loans.

In accordance with FASB Accounting Standards Codification (ASC) 815-10, the Company recognized the interest rate swap derivatives on the consolidated balance sheets at fair value. The derivatives were designated as and met all of the criteria for a cash flow hedge. The contracts are effective in offsetting the interest rate exposure of the forecasted interest rate payments hedged. Therefore, the Company adjusts the interest rate swaps to fair values through other comprehensive income.

The Company anticipates that these contracts will continue to be effective. As of December 31, 2016 and 2015, unrealized net gains/(losses) on the derivative instruments of $461,727 and $(147,477), respectively, were  recorded in security deposits and other assets (gains), obligations under interest rate swaps (losses) and changes to these balances in other comprehensive income.

8	Prepaid Network Leases

The Company has entered into multiple “Indefeasible Right of Use” (IRU) agreements for the use of certain  fibers and conduit for periods ranging from 10 to 20 years. The Company is amortizing its accumulated investments totaling $4,573,622, ratably over the life of the agreements. The agreements expire at various times ranging from October 2017 through January 2037. Amortization of these leases included in depreciation and amortization expense was $237,043 and $207,435 per year for the years ended December 31, 2016 and 2015, respectively.   The remaining unamortized balances included in other current assets and prepaid leases were

$1,946,890 and $1,860,933 at December 31, 2016 and 2015, respectively.

Associated with these IRU agreements are certain support and maintenance fees the Company is contractually obligated to pay over the life of the agreements. Minimum future support and maintenance fees to be paid, excluding consumer price index adjusted annual escalators, are as follows as of December 31, 2016:

Amount

Year ending December 31:	$
2017	523,939
2018	445,409
2019	440,329
2020	437,348
2021	371,454
Thereafter	1,256,091
Required minimum support and maintenance fees to be paid	3,474,570

Southern Light, LLC and Affiliate

9	Capital Lease Obligations

The Company leases telecommunications equipment and software under various capital leases. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over their estimated productive lives. Amortization of assets  under capital leases is included in depreciation expense for the year ended December 31, 2016. Property held under capital lease, net of amortization, totaled $3,106,427 at  December  31,  2016  and  $3,227,960  at  December 31, 2015. Interest rates on capitalized leases vary from 3.339% to 4.260%.

Minimum future lease payments under capital leases, including purchase options of $166,686 are as follows at December 31, 2016:

Amount

Year ending December 31:$

2017997,743

2018858,510

2019771,637

2020318,021

2021-

Thereafter-

Total2,945,911

Less amount representing interest*(177,526)

Present value of minimum lease payments2,768,385

* Interest amounts are excluded from capital lease obligations presented in the consolidated balance sheets.

10	Commitments under Operating Leases

The Company leases office space and various properties including warehouse space and colocation facilities for use in its operations under long-term real estate operating leases. These leases expire at various times through   July 2036 or are under month-to-month agreements. The Company’s real estate leases provide for fixed rental payments, generally contain renewal options and certain leases require the Company to reimburse its proportionate share of building, maintenance and operating expenses which includes property taxes and  insurance.

The Company also leases tower space for use in its operation under long-term operating leases, usually with an original term ranging from 24 to 60 months. The leases provide for fixed rental payments and generally contain renewal options and escalator clauses.

During 2014, the Company entered into an agreement to lease additional office space which will enable the Company to consolidate much of its professional, sales and administrative staff at one location. The lease anticipates July 1, 2017 as the beginning of the initial fifteen year lease term and provides for two five year renewal options. The lease provides for an initial rent-free period with future minimum payments beginning at $305,500 for 2018 and including an escalator ranging from 1.56% to 1.92% annually through 2032, an aggregate of

$9,623,251 over the initial term of the lease. Rental expense will be recognized on a straight line basis over the term of the lease in accordance with Accounting Standards Codification (“ASC”) 840-20-25.

Southern Light, LLC and Affiliate

The following is a summary of the future minimum lease payments required under long-term  leases  at  December 31, 2016:

Amount
Year ending December 31:	$
2017	1,122,782
2018	1,087,580
2019	1,009,011
2020	911,907
2021	785,680
Thereafter	7,799,056
Required minimum lease payments	12,716,016

The Company incurred rent expense of $1,564,822 and $1,663,425 for the years ending December 31, 2016 and 2015, respectively.

11	Retirement Plans

Employees of the Company are eligible to participate in the Southern Light, LLC 401(k) Plan (the plan). The plan covers employees who are at least age 21 and have worked one hour. The plan allows both elective (employee)  and non-elective (employer) contributions. The plan is Qualified under Code Sec. 401(k) of the Internal Revenue Code and includes discretionary profit sharing contributions.

The Company’s contribution to the plan, as determined by the Company’s management, is discretionary but cannot exceed certain maximum defined limitations.  Contributions  to  the  plan  for  the  years  ended  December 31, 2016 and 2015 were $486,747 and $415,165, respectively.

12	Concentrations of Credit Risk

The Company is generally limited in establishing its customer base to the geographic area in which its fiber optic network is located.

At various times during the year, the Company’s cash in bank balances exceeded federally insured limits.

The Company extends credit to customers based on various contractual terms in the normal course of business. The Company does not generally require collateral on these receivables. Total revenues for the years ended December 31, 2016 and 2015 include sales to two major customers which accounted for more than 10% of the total service revenues of the Company. The revenues and accounts receivable from these customers accounted  for the following amounts and percentages in 2016 and 2015:

Total salesAccounts receivable

	2016	2015	2016	2015
Customer 1	% 34.7	% 26.4	$ 6,042,181	$ 4,867,905
Customer 2	3.5	13.6	-	74,567

Southern Light, LLC and Affiliate

13	Related Party Transactions

The Company transacts business with companies that are related to the member through ownership.  At December 31, 2016 and 2015, the Company had accounts receivable of $56,731 and $24,042, respectively, with these related companies.

Revenues from these related companies for the years ended December 31, 2016 and 2015 were:

Service Revenues:

20162015

$$

Private Line	197,220	178,019
Colocation	102,147	82,005
Internet	84,432	64,544
Dark Fiber	7,200	6,600
Total Recurring Revenues	390,999	331,168

14	Contingencies

The Company is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability (if any) with respect to these actions will not materially affect the financial position of the Company.

The Company maintains bank letters of credit as required for certain municipal franchise agreements. These letters of credit were issued by financial institutions not associated with the Revolver or Term Loan Facilities described in note 6.   At December 31, 2016 and 2015, total letters of credit outstanding were $150,000 and

$150,000.

The Company purchases surety bonds in conjunction with the normal operations of constructing and maintaining a fiber optic network.         At December 31, 2016 and 2015, the total amounts of surety bonds outstanding  were

$1,847,865 and $1,882,525.

15	Variable Interest Entities

The Company is the primary beneficiary of a  variable  interest  entity,  SLLP,  which  was  founded  on  December 8, 2015, by SLF Holdings, LLC for the purpose of acquiring real property to lease to the Company.   As such, SLLP purchased two commercial properties, one on June 24, 2016 and the other on July 15, 2016, and leased them to the Company as of the purchase dates.

At December 31, 2016, the book values of the assets and liabilities associated with the variable interest entity included in the Company’s consolidated balance sheets were $1,962,173 and $1,851,563, respectively. Assets included $1,874,467 of real property, and liabilities included $1,851,563 of long term debt. The impact of consolidating this variable interest entity on the Company’s consolidated statements of comprehensive income was not significant.

16	Reclassifications

Certain reclassifications have been made to the December 31, 2015 consolidated financial statement presentation to correspond to the current year’s format. Book overdrafts in the consolidated statement of cash flows were reclassified from operating activities to financing activities. Total equity and net income remain unchanged due to these reclassifications.